_______________________________________________________

AMENDMENT TO GLOBAL CUSTODY AND FUND ACCOUNTING AGREEMENT

BETWEEN

EACH OF THE ENTITIES LISTED ON SCHEDULE A

AND

JPMORGAN CHASE BANK, N.A.

AMENDMENT

dated as of April 21, 2008

to the

GLOBAL CUSTODY AND FUND ACCOUNTING AGREEMENT

dated as of February 18, 2005

between

Each of the entities listed on Schedule A hereto each of which is acting on behalf of each portfolio listed under its name on Schedule A (each a, “Fund”). For the purposes of this Amendment each individual Fund is considered a separate “Customer”.

and

JPMorgan Chase Bank, N.A., (the “Bank”).

WHEREAS, the parties have previously entered into that certain Global Custody and Fund Accounting Agreement referred to above (the "Agreement"). The parties have now agreed to amend the Agreement pursuant to this Amendment (the “Amendment”). Unless otherwise defined in this Amendment, capitalized terms used in this Amendment shall have the meanings specified in the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.	Amendment of the Agreement

Upon execution of this Amendment by both parties, the Agreement shall be and hereby is amended as follows:

(a)	Schedule A to the Agreement, is hereby deleted in its entirety and replaced with Schedule A attached hereto.

(b)	Schedule C to the Agreement, is hereby deleted in its entirety and replaced with Schedule C attached hereto.

(c)	Section 2.16 of the Agreement is hereby deleted in its entirety and replaced with the following;

2.16	Fund Accounting Services

Except as otherwise agreed in writing between Bank and Customer, Bank shall perform fund accounting services as specified on the attached Schedule B.

2.

This Agreement as amended supersedes and replaces the separate Fund Accounting Services Agreement between JPMorgan Trust I, on behalf of Highbridge Statistical Market Neutral Fund, and J.P. Morgan Investor Services Co., dated November 30, 2005.

3.	Representations

Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

4.	Miscellaneous

(a)

Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(b)

Amendments. No amendment, modification or waiver in respect of this Amendment will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties.

(c)

Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original. All signatures need not be on one counterpart.

(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(e)	Governing Law. This Amendment will be governed by and construed in accordance with the law of the State of New York (without reference to choice of law doctrine).

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Amendment effective from the date first specified on the first page of this Amendment.

JPMorgan Institutional Trust

J.P. Morgan Fleming Mutual Fund Group, Inc.

J.P. Morgan Mutual Fund Group

J.P. Morgan Mutual Fund Investment Trust

J.P. Morgan Series Trust II

JPMorgan Insurance Trust

JPMorgan Trust I

JPMorgan Trust II

UM Investment Trust

Undiscovered Managers Funds

By:_/s/ Stephanie J. Dorsey_____

Name: Stephanie J. Dorsey

Title: Treasurer

JPMORGAN CHASE BANK, N.A.

By:_/s/ Denis Burchell_________

Name: Denis Burchell

Title: Vice President

Schedule A

List of Entities Covered by the Custody Agreement

Dated as of April 21, 2008

JPMorgan Institutional Trust

JPMorgan Ultra Short-Term Bond Trust
JPMorgan Short-Term Bond Trust
JPMorgan Intermediate Bond Trust
JPMorgan Core Bond Trust
JPMorgan Equity Index Trust

J.P. Morgan Fleming Mutual Fund Group, Inc

JPMorgan Mid Cap Value Fund

J.P. Morgan Mutual Fund Group

JPMorgan Short Term Bond Fund II

J.P. Morgan Mutual Fund Investment Trust

JPMorgan Growth Advantage Fund

J.P. Morgan Series Trust II

JPMorgan Bond Portfolio

JPMorgan International Equity Portfolio

JPMorgan Mid Cap Value Portfolio

JPMorgan Small Company Portfolio

JPMorgan U.S. Large Cap Core Equity Portfolio

JPMorgan Insurance Trust

JPMorgan Insurance Trust Balanced Portfolio

JPMorgan Insurance Trust Core Bond Portfolio

JPMorgan Insurance Trust Diversified Equity Portfolio

JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio

JPMorgan Insurance Trust Diversified Mid Cap Value Portfolio

JPMorgan Insurance Trust Equity Index Portfolio

JPMorgan Insurance Trust Government Bond Portfolio

JPMorgan Insurance Trust International Equity Portfolio

JPMorgan Insurance Trust Intrepid Growth Portfolio

JPMorgan Insurance Trust Intrepid Mid Cap Portfolio

JPMorgan Insurance Trust Large Cap Value Portfolio

JPMorgan Insurance Trust Small Cap Equity Portfolio

JPMorgan Trust I

Highbridge Statistical Market Neutral Fund

JPMorgan 100% U.S. Treasury Securities Money Market Fund

JPMorgan Asia Equity Fund

JPMorgan Bond Fund

JPMorgan California Municipal Money Market Fund

JPMorgan California Tax Free Bond Fund

JPMorgan Capital Growth Fund

JPMorgan China Region Fund

JPMorgan Disciplined Equity Fund

JPMorgan Diversified Fund

JPMorgan Dynamic Growth Fund

JPMorgan Dynamic Small Cap Core Fund

JPMorgan Dynamic Small Cap Growth Fund

JPMorgan Emerging Economies Fund

JPMorgan Emerging Markets Debt Fund

JPMorgan Emerging Markets Equity Fund

JPMorgan Enhanced Income Fund

JPMorgan Equity Income II Fund

JPMorgan Federal Money Market Fund

JPMorgan Global Focus Fund

JPMorgan Growth and Income Fund

JPMorgan Income Builder Fund

JPMorgan India Fund

JPMorgan Intermediate Tax Free Bond Fund

JPMorgan International Currency Income Fund

JPMorgan International Equity Fund

JPMorgan International Markets Fund (effective upon the effectiveness of the Fund’s registration statement)

JPMorgan International Opportunities Fund

JPMorgan International Realty Fund

JPMorgan International Small Cap Equity Fund

JPMorgan International Value Fund

JPMorgan International Value SMA Fund

JPMorgan Intrepid America Fund

JPMorgan Intrepid European Fund

JPMorgan Intrepid Growth Fund

JPMorgan Intrepid International Fund

JPMorgan Intrepid Japan Fund

JPMorgan Intrepid Multi Cap Fund

JPMorgan Intrepid Plus Fund

JPMorgan Intrepid Value Fund

JPMorgan Intrinsic Value Fund

JPMorgan Latin America Fund

JPMorgan Market Neutral Fund

JPMorgan Micro Cap Fund

JPMorgan Mid Cap Equity Fund

JPMorgan New York Municipal Money Market Fund

JPMorgan New York Tax Free Bond Fund

JPMorgan Prime Money Market Fund

JPMorgan Real Return Fund

JPMorgan Russia Fund

JPMorgan Short Term Bond Fund

JPMorgan Small Cap Core Fund

JPMorgan Small Cap Equity Fund

JPMorgan Strategic Appreciation Fund

JPMorgan Strategic Income Fund

JPMorgan Strategic Preservation Fund

JPMorgan Strategic Small Cap Value Fund

JPMorgan Tax Aware Core Equity Fund

JPMorgan Tax Aware Disciplined Equity Fund

JPMorgan Tax Aware Diversified Equity Fund

JPMorgan Tax Aware Enhanced Income Fund

JPMorgan Tax Aware High Income Fund

JPMorgan Tax Aware Large Cap Growth Fund

JPMorgan Tax Aware Real Return Fund

JPMorgan Tax Aware Real Return SMA Fund

JPMorgan Tax Aware Short-Intermediate Income Fund

JPMorgan Tax Aware U.S. Equity Fund

JPMorgan Tax Free Money Market Fund

JPMorgan U.S. Equity Fund

JPMorgan U.S. Large Cap Core Plus Fund

JPMorgan U.S. Large Cap Value Plus Fund

JPMorgan U.S. Small Company Fund

JPMorgan Value Advantage Fund

JPMorgan Value Discovery Fund

JPMorgan Trust II

JPMorgan Arizona Municipal Bond Fund

JPMorgan Core Bond Fund

JPMorgan Core Plus Bond Fund

JPMorgan Diversified Mid Cap Growth Fund

JPMorgan Diversified Mid Cap Value Fund

JPMorgan Equity Income Fund

JPMorgan Equity Index Fund

JPMorgan Government Bond Fund

JPMorgan High Yield Bond Fund

JPMorgan Intermediate Bond Fund

JPMorgan International Equity Index Fund

JPMorgan Intrepid Mid Cap Fund

JPMorgan Investor Balanced Fund

JPMorgan Investor Conservative Growth Fund

JPMorgan Investor Growth & Income Fund

JPMorgan Investor Growth Fund

JPMorgan Kentucky Municipal Bond Fund

JPMorgan Large Cap Growth Fund

JPMorgan Large Cap Value Fund

JPMorgan Liquid Assets Money Market Fund

JPMorgan Louisiana Municipal Bond Fund

JPMorgan Market Expansion Index Fund

JPMorgan Michigan Municipal Bond Fund

JPMorgan Michigan Municipal Money Market Fund

JPMorgan Mortgage-Backed Securities Fund

JPMorgan Multi-Cap Market Neutral Fund

JPMorgan Municipal Income Fund

JPMorgan Municipal Money Market Fund

JPMorgan Ohio Municipal Bond Fund

JPMorgan Ohio Municipal Money Market Fund

JPMorgan Short Duration Bond Fund

JPMorgan Short Term Municipal Bond Fund

JPMorgan Small Cap Growth Fund

JPMorgan Small Cap Value Fund

JPMorgan Tax Free Bond Fund

JPMorgan Treasury & Agency Fund

JPMorgan U.S. Government Money Market Fund

JPMorgan U.S. Real Estate Fund

JPMorgan U.S. Treasury Plus Money Market Fund

JPMorgan Ultra Short Duration Bond Fund

JPMorgan West Virginia Municipal Bond Fund

UM Investment Trust

Undiscovered Managers Multi-Strategy Fund

Undiscovered Managers Funds

JPMorgan Realty Income Fund

Undiscovered Managers Behavioral Growth Fund

Undiscovered Managers Behavioral Value Fund

Undiscovered Managers Small Cap Growth Fund

This Schedule A supersedes and replaces any previously executed Schedule A between the parties.

Schedule C

Global Custody, Fund Accounting Services and Global Derivative Services Fee Schedule

To the Global Custody and Fund Accounting Agreement

Dated as of April 21, 2008

This Schedule C supersedes and replaces any previously executed Schedule C between the parties.

Global Custody Fees : These fee schedules are applicable to the JPMorgan Funds Complex (which includes any 1940 Act fund, commingled fund or Section 3c-7 fund which is advised or sub-advised by an entity which is a wholly-owned subsidiary of JPMorgan Chase & Co.).

1.	Safekeeping and Settlement Charges

Global Custody Fee Schedule
Market	Safekeeping (BPs)*	Transaction** (US$)
Argentina	25.00	55.00
Australia	2.50	50.00
Austria	5.00	50.00
Bahrain	45.00	100.00
Bangladesh	40.00	100.00
Belgium	4.00	50.00
Bermuda	20.00	75.00
Botswana	45.00	100.00
Brazil	15.00	50.00
Bulgaria	35.00	75.00
Canada	2.00	15.00
Chile	20.00	75.00
China	20.00	50.00
Colombia	40.00	100.00
Costa Rica	40.00	100.00
Croatia	40.00	100.00
Cyprus	40.00	100.00
Czech Republic	25.00	75.00
Denmark	2.50	50.00
Ecuador	40.00	100.00
Egypt	40.00	75.00
Estonia	30.00	75.00

Global Custody Fee Schedule
Market	Safekeeping (BPs)*	Transaction** (US$)
Euro CDs	1.00	15.00
Euroclear	1.25	10.00
Finland	5.00	50.00
France	2.00	30.00
Germany	1.25	27.00
Ghana	40.00	125.00
Greece	20.00	75.00
Hong Kong	3.50	45.00
Hungary	20.00	75.00
Iceland	20.00	75.00
India	20.00	45.00
Indonesia	10.00	75.00
Ireland	3.00	45.00
Israel	25.00	75.00
Italy	2.00	30.00
Ivory Coast	60.00	100.00
Jamaica	40.00	70.00
Japan	1.50	10.00
Jersey	40.00	100.00
Jordan	40.00	100.00
Kazakhstan	50.00	100.00
Kenya	40.00	100.00
Korea	15.00	35.00
Latvia	20.00	100.00
Lebanon	50.00	100.00
Lithuania	35.00	100.00
Luxembourg	3.00	50.00
Malaysia	8.00	75.00
Malta	40.00	100.00
Mauritius	60.00	100.00
Mexico	6.00	35.00
Morocco	40.00	125.00
Namibia	40.00	125.00
Nepal	60.00	125.00
Netherlands	3.50	30.00
New Zealand	2.00	47.00
Nigeria	60.00	125.00
Norway	2.60	50.00

Global Custody Fee Schedule
Market	Safekeeping (BPs)*	Transaction** (US$)
Oman	35.00	125.00
Pakistan	30.00	150.00
Peru	50.00	100.00
Philippines	7.00	83.00
Poland	30.00	100.00
Portugal	12.00	83.00
Romania	30.00	100.00
Russia	15.00	80.00
Singapore	4.00	45.00
Slovakia	40.00	100.00
Slovenia	35.00	100.00
South Africa	5.00	40.00
Spain	3.00	40.00
Sri Lanka	20.00	100.00
Swaziland	40.00	125.00
Sweden	3.00	50.00
Switzerland	2.50	40.00
Taiwan	13.00	75.00
Thailand	12.00	40.00
Tunisia	40.00	90.00
Turkey	20.00	75.00
Ukraine	60.00	100.00
United Arab Emirates	45.00	100.00
United Kingdom	0.16	15.00
United States	0.10	4.50***
Uruguay	50.00	125.00
Venezuela	35.00	100.00
Vietnam	40.00	125.00
Zambia	40.00	125.00
Zimbabwe	40.00	115.00

*	Annualized rate paid pro rata each month.

** Cost for the settlement of all primary transactions.

*** Highbridge Statistical Market Neutral Fund which will be charged US$ 2.50

Additional Primary Transaction Charges

Description	Rates (US$)
Physical Security Receive/Deliver	20.00
Memo Positions (Blue Sheet)	7.50
Futures and Options	7.50

2.	Secondary Transaction Charges

Custody and safekeeping related transactions process post security settlement. Trade instructions that require manual input will incur an additional $20.00 surcharge.

Description	Rates(US$)
Income Collections – Physical	5.00
Principal & Interest - Book Entry	5.00
Principal & Interest - Physical	5.00

3.	Cash Transaction Charge

Non-securities-related cash payments levied for all outward free payments including third party foreign exchange payments. No charge is levied for the receipt of incoming funds. Cash instructions that require manual input will incur an additional surcharge of $20.

Description	Rates(US$)
Foreign Exchange Payments	7.00
Outgoing Wires (Fed, Chips, SWIFT)	7.00

4.	Global Proxy Voting Service

This service includes the provision of an extensive suite of secure online tools to assist client exercise their corporate governance responsibilities, including in-market support for vote execution, share blocking, beneficial owner re-registration and power of attorney administration where required.

Global Proxy Voting Fee Schedule
Tier A: US$15		Tier B: US$35	Tier C: US$60
Australia	Singapore	Argentina	Italy
Bahrain	South Africa	Austria	Jordan
Bangladesh	South Korea	Belgium	Lebanon
Bermuda	Spain	Brazil	Malta
Canada	Sri Lanka	Colombia	Mauritius
China+	Taiwan	Croatia	Mexico
Chile	Thailand	Cyprus	Netherlands
Estonia	Tunisia	Czech Republic	Norway+
Euroclear	Ukraine	Denmark	Pakistan
Hong Kong	United Kingdom	Egypt	Poland
India+	United States	Ecuador	Portugal
Indonesia	Vietnam	Finland	Slovak
Ireland	Venezuela	France	Sweden+
Israel		Germany	Switzerland
Jamaica		Greece	Turkey
Japan		Hungary
Malaysia		Iceland
New Zealand
Philippines
Russia+

+ The fee for this country is the fee for the appropriate tier plus out of pocket expenses

Fund Accounting

The following schedule shall be employed in the calculation of the annual fees payable for the services provided under this Agreement. For purposes of determining the asset levels at which a Tier applies, assets for that fund type across the entire JPMorgan Funds Complex (which shall be defined to include any 1940 Act fund, commingled funds or Section 3c-7 fund which is advised or sub-advised by an entity which is a wholly-owned subsidiary of JPMorgan Chase & Co.) shall be used.

Money Market Funds*
Tier One	First 5,000,000,000	0.75 bps
Tier Two	Next $7,500,000,000	0.60 bps
Tier Three	Next $22,500,000,000	0.30 bps
Tier Four	Over $35,000,000,000	0.10 bps

Fixed Income Funds
Tier One	First $12,500,000,000	0.90 bps
Tier Two	Next $7,500,000,000	0.50 bps
Tier Three	Next $10,000,000,000	0.35 bps
Tier Four	Over $30,000,000,000	0.20 bps

U.S. Equity Funds
Tier One	First $12,500,000,000	0.85 bps
Tier Two	Next $7,500,000,000	0.50 bps
Tier Three	Next $10,000,000,000	0.35 bps
Tier Four	Over $30,000,000,000	0.25 bps

International Funds
Tier One	First $12,500,000,000	2.00 bps
Tier Two	Over $12,500,000,000	1.75 bps

Emerging Markets Funds
Tier One	First $12,500,000,000	3.00 bps
Tier Two	Over $12,500,000,000	2.00 bps

Other Fees
Minimums**
	U.S. Equity	$20,000
	U.S. Fixed Income	$20,000
	Money Markets	$10,000
	International	$25,000
	Emerging Markets	$40,000
	Highbridge Statistical Market Neutral Fund***	$30,000
Additional Share Classes (except Fund of Funds****)	$2,000
Multi-Manager (per manager)	$6,000
Fund Mergers (per fund)	$1,500
Fund of Funds *****	$15,000

* A cap on Fund Accounting fees for the Money Market Funds will be set a $1 Million per annum. When a Money Market Fund reaches the fee cap, fees on additional share classes will also be waived.

** Fund minimums will apply only for Funds that have commenced operations. Start up funds will be charged at a rate of 50% of the Fund Accounting fees for a period of 6 months after commencement of operations.

*** Plus $20 per trade requiring manual entry into the WINS accounting platform

**** Fund of Funds will be charged a share class fee of $2,000 per annum after the 3rd share class.

***** This flat fee applies to Fund of Funds investing in JPM funds only. For any long term funds investing only in Fund of Funds as part of the overall investment strategy or for Funds of Funds investing in outside funds, the tiered pricing for Fund Accounting in the appropriate asset class would apply.

Global Derivative Services:

Instrument Coverage / Fees

Instruments covered are standard transactions of the types listed in the fee schedule below and outlined in Appendix A of the Service Level Document. Exotic or structured trades are excluded from this fee schedule. Instruments covered by the fee schedule may be expanded by mutual agreement of the parties.

Instruments	Transaction (STP+) Set up Fee US$* (per Trade)	Amendment (STP+) Fees US$ (per Trade)	Daily Lifecycle Management Fee US$ (per Position per Day)	Collection of Broker Price Fee US$ (per Position per Day)	Independent Valuation US$ (per Position per Day)
Forward Rate Agreements	40.00	10.00	0.40	1.50	0.25
Interest Rate Swaps (including caps & Floors)	40.00	10.00	0.40	1.50	0.25
Swaptions	40.00	10.00	0.40	1.50	0.25
Credit Default Swaps – Single Name & Index	40.00	10.00	0.40	1.50	Not in Scope
Price Locks	40.00	10.00	0.40	1.50	Not in Scope
Currency Options	40.00	10.00	0.40	1.50	Not in Scope
Bond Options	40.00	10.00	0.40	1.50	Not in Scope
Inflation Swaps	40.00	10.00	0.40	1.50	Not in Scope
Total Return Swaps	40.00	10.00	0.40	1.50	Not in Scope

+Straight Through Processing

* Tiered Fees

A tiered structure will be applied to the new transaction set up fee for the JPMorgan Funds Complex (which shall be defined to include any 1940 Act fund, commingled funds or Section 3c-7 fund which is advised or sub-advised by an entity which is a wholly-owned subsidiary of JPMorgan Chase & Co.) on the following basis:

•	US$ 40 : 0 – 2,000 new transactions per month
•	US$ 35: 2,000 – 4,000 new transactions per month
•	US$ 30: > 4,000 new transactions per month

These transaction fees will be applied across all transactions on a pro-rata basis.

Notes

1)	A one time set-up fee applies to, and will be charged for, all new transactions.
2)

Amendment fees will be charged for the following types of transactions including, but are not limited to: trade amends, cancellations, partial/full terminations, amendments, unwinds, terminations, cancellations, novations, restructures, option exercises, notional re-sets, option expiries, maturities or credit events.

3)

Independent Valuation fees and daily administration fees will be calculated based on the number of open positions at the end of each business day, aggregated across all funds/accounts. Broker price fees will be calculated based on the number of open positions at month end.

4)

New non-STP trades will be charged at twice the rate of STP trades. Likewise, non-STP trade amendments will be charged at twice the rate of STP trade amendments. If Bank causes the trade or amendment not to be STP, then there will not be an extra charge.

Out-of-pocket Expenses

Recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following*:

•	Custody. Registration/transfer fees will be a pass-through when incurred by Bank. Stamp taxes/duties/script fees will be a pass-through when incurred by Bank. Other pass-through fees include:
•	Account opening fees in the local market(s)
•	Local administrator, legal counsel and tax consultant fees as required
•	Local crossing, transaction, registration and/or depository fees
•	Transportation costs for shipment of physical securities and/or script
•	Translation services, travel and accommodation expenses, legal fee and personal attendance expenses as required

•

Information, Pricing, Benchmarking and other Data Licensed Services. These charges include payments to service providers such as IDC, JJ Kenny, Bear Sterns, Xciteck, Reuters, Bloomberg, CCH, Exchange fees, Options Price Reporting Authority, Standard and Poors, Hedgetek, Wall Street Concepts, Easylink

- Archives. Archive charges to include storage, transportation, and recalls of archive boxes.

- Printing/Copying. These charges include expenses associated with printing copying and fax support.

*Additional fee categories may be added in response to future developments, e.g., when new regulations are enacted that result in additional expense to comply with those regulations.

Fee Terms and Conditions

Bank's fees shall remain in place for a period of 3 years from the effective date of the fee schedule.

Bank reserves the right to renegotiate its fee schedule at any time, should the Customer actual investment portfolio and/or trading activity differ significantly from the assumptions used to develop our fee proposal. The fee schedule may also be amended by mutual agreement of the parties if the Customer’ service requirements change; each party agrees to negotiate, diligently and in good faith, to agree upon new fees for such service requirement changes. Bank and the Customer agree to revisit this arrangement.

Fees for additional service(s) and/or market(s) added at the request of the Customer while this fee schedule is in effect will be assessed at Bank's standard price(s); unless an alternative pricing arrangement is agreed upon in advance by the Customer and Bank.

JPMorgan requires invoices to be paid in U.S. Dollars, unless Bank and the Customer have agreed upon alternative payment arrangements in advance of remittance.

Basis point fee(s), if applicable, will be calculated at the end of the monthly billing period using asset values derived by Bank from data provided by its selected pricing sources. In the event that Bank must rely on the Customer or a portfolio manager or other party(ies) selected by the Customer to provide valuation(s) for the purpose of calculating basis point fee(s), Bank must receive such valuations no later than 30 days after the end of the billing period in a format deemed acceptable by Bank. In the event that Bank does not receive valuations by the required date, Bank will render an invoice using the most recent valuation(s) received for the respective investment(s)/account(s).

Bank will present invoices monthly in arrears, with payment expected via wire transfer, unless an alternative billing arrangement is negotiated between the Customer and Bank. All annual fees, including basis point fees, will be pro-rated based on the number of months included in the billing period.

Any customized technology projects required to meet the Customer specific requirements, such as non-standard reporting requirements, system interfaces or enhancements, will be billed to the Customer based on the time and materials required to design, develop, test and deliver the project, unless an alternative arrangement is negotiated between the Customer and Bank.